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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Teradyne, Inc. on Form S-8 (File Nos. 333-32547; 333-26045; 33-16077;
33-42352; 33-55123; 333-64683; and 333-07177) and Form S-3 (File No. 33-44347)
of our report dated January 16, 1998, on our audits of the consolidated financial statements of Teradyne, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 26, 1998